UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

RELIANCE GLOBAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

December 4, 2024

Dear Stockholder,

For the upcoming annual meeting to proceed with business your participation is urgently needed!!

We’ve sent you several reminders and included duplicate voting forms and instructions on how to vote, and according to our records your vote has still not been received.

These additional solicitation measures are costing the company, your company, money. Please allow us to avoid incurring further additional costs by voting right away. Telephone and internet voting instructions are included in this mailing, along with a voting form and a postage-paid return envelope.

The Board of Directors unanimously recommends that stockholders vote “FOR” the proposals as set forth in the proxy statement, which was previously mailed to you.

If you would like to speak with someone at Reliance Global, please call 732-380-4640.

If you have any questions regarding voting, you may call our proxy solicitor, Morrow Sodali, toll free at 800-662-5200.

Sincerely,

/s/ Ezra Beyman
Chairman of the Board and Chief Executive Officer